                                    EXHIBIT 10.58

                           COOPERATIVE TECHNOLOGY AGREEMENT

                IN THIS AGREEMENT, Sofamor Danek Group, Inc., an Indiana corporation having a principal office at 1800 Pyramid Place, Memphis, TN 38132 ("SDG"), and Vista Medical Technologies, a Delaware corporation having a principal office at 5451 Avenida Encinas, Carlsbad, CA 92008, by and through its HNS Microsurgery Division ("VMT"), hereby agree as follows:

                                ARTICLE I - BACKGROUND
        WHEREAS:

        1.1 VMT has products known as StereoSite-TM- Systems and certain related products.

        1.2 VMT owns and licenses intellectual property ("IP") rights and technology related to the design, manufacture and operation of its products. VMT conducts continuing research and development directed to improvements, modifications and additions to its products.

        1.3 SDG sells devices for neurosurgery, orthopedic surgery and otolaryngology applications and implants and instruments for spinal and cranial surgery, and SDG has considerable experience in the marketing, sale and service of such devices and systems for such applications.

        1.4 SDG desires an exclusive right of distribution of certain products made by VMT in certain defined fields and territories corresponding to SDG's current and anticipated markets, and VMT is willing to grant to SDG such a distribution right pursuant to the terms and conditions of a certain distribution agreement ("Distribution Agreement") concurrently executed by the parties.

        1.5 SDG and VMT recognize that application of VMT's products in SDG's fields will require development of improved and modified products, and VMT and SDG, therefore, have agreed to conduct joint research and development pursuant to the terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:

                               ARTICLE II - DEFINITIONS

        2.1 "Cooperative Development Area" shall mean research and development on VMT Improvements, integration of VMT Products and SDG Products in the SDG Field and on integration of the VMT Products and SDG Products with other image guidance and display technologies which are capable of being used in the SDG Field and the VMT Field.

        2.2 "Effective Date" shall mean the date of signature of the last party to sign.

        2.3 "SDG Core Technology" shall mean all patents, trade secrets and know-how owned by SDG or its Related Companies on the date of this Agreement or subsequently developed or acquired by SDG or its Related Companies.

        2.4     "SDG Field" shall mean all:

                (a) neurosurgery, including, without limitation, cranial, functional, skull base and spinal surgery;

                (b)     spinal surgery;

                (c) radiation delivery, including, without limitation, radiosurgery and radiotherapy;

                (d) otolaryngology, including, without limitation, functional endoscopic sinus surgery; and

                (e)     maxillofacial surgery.

        2.5 "SDG Products" shall mean SDG's and its Related Companies' image guidance systems and other products, including systems and instruments for spinal surgery, having application in the SDG Field.

        2.6 "StereoSite Systems" shall mean the current version of Vista's visualization and related information systems for microscopy, endoscopy and spinal surgery, together with all associated accessories, software and disposables specific to such systems, together with any updates, modifications or new versions thereof.

        2.7 "VMT Core Technology" shall mean all patents, trade secrets and know-how owned by VMT or its Related Companies on the date of this Agreement or subsequently developed or acquired by VMT or its Related Companies relating to the StereoSite Systems.

        2.8 "VMT Current Products"' shall mean shall mean the StereoSite Systems and related products, including, without limitation, the apparatus and software listed in Schedule A

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of the Distribution Agreement.

        2.9     "VMT Field" shall mean cardiothoracic surgery.

        2.10 "VMT Improvements" shall mean any modified VMT Current Product and any addition to the StereoSite System product line.

        2.11 "VMT Products" shall mean and include VMT Current Products and any VMT Improvements that subsequently become subject to the Distribution Agreement pursuant to its terms.

        2.12 "Work Plan" shall mean a written summary of the tasks to be undertaken during a particular calendar year or other specified period in connection with the conduct of activities contemplated by this Agreement, together with a budget of the anticipated costs associated therewith, adopted by the parties in accordance with this Agreement. Each Work Plan will include reasonably detailed descriptions of the tasks and work to be performed, the scheduling of tasks and work, the resources required to accomplish the work, the costs associated with the planned work and whether VMT or SDG will be responsible for accomplishing each task.

        2.13 "Related Company" shall mean (a) a corporation, firm or association which, or an individual who, owns a controlling interest in a party hereto by stock ownership or otherwise, (b) a corporation, firm or association in which a party hereto owns a controlling interest. by stock ownership or otherwise, or (c) a corporation, firm or association in which a controlling interest by stock ownership or otherwise is owned by a corporation, firm or association which, or an individual who, also owns a controlling interest in a party hereto by stock ownership or otherwise. A "controlling interest" shall mean ownership or control of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than 50% of the voting power in the case of a business entity other than a corporation.


                          ARTICLE III - VMT RESPONSIBILITIES

        3.1 VMT shall work exclusively (except of itself) with SDG in the Cooperative Development Area.

        3.2 In calendar year 1998, VMT shall spend on research and development ("R&D") specifically focused on StereoSite Systems an amount not
less than    ***  .  Such amount shall be in addition to any other expenditure by VMT on R&D focused in other areas, regardless of whether such other R&D may have application in or contribute to developments in the StereoSite Systems.


*** Portions of this page have been omitted pursuant to request for Confidential Treatment and filed separately with the Commission.

        3.3 In calendar years after 1998 during the term of this Agreement, VMT shall spend on research and development ("R&D") specifically focused on StereoSite Systems an amount not less than *** of the actual SDG sales revenues of VMT Products, including upgrades or replacement parts, sold by SDG or Related Companies to third parties in the preceding calendar year under the Distribution Agreement; provided, however, that VMT shall not be required to spend such amount if such SDG's actual sales are less than *** of the target for such sales as established in the Distribution Agreement. The amount spent by VMT in each calendar year shall be in addition to any other expenditure by VMT in that year on R&D focused in other areas, regardless of whether such other R&D may have application in or contribute to developments in the StereoSite Systems.

        3.4 VMT shall periodically meet and confer with SDG as reasonably deemed necessary by the parties to coordinate their respective activities in the Cooperative Development Area, and, as deemed appropriate by the parties, to discuss any proposed revision of the allocation of the total revenue received from SDG to R&D by VMT. VMT shall appoint one technically-qualified manager to act as VMT's representative for contacts and exchanges with SDG. VMT shall develop a preliminary draft of the Work Plan for 1998 by no later than March 31, 1998, and for each subsequent year during the term of this Agreement by no later than September 30 of the prior calendar year.

        3.5 At its discretion, VMT may disclose VMT Core Technology to SDG in furtherance of the purposes of this Agreement. SDG shall have the option to refuse to accept such VMT Core Technology.

        3.6 Any SDG Core Technology disclosed to VMT pursuant to this Agreement shall be used by VMT solely in the performance of its obligations under the Work Plan and under the Distribution Agreement.

                          ARTICLE IV - SDG RESPONSIBILITIES

        4.1 SDG shall work exclusively (except of itself) with VMT in the Cooperative Development Area.

        4.2 SDG shall periodically meet and confer with VMT as deemed necessary by the parties to coordinate their respective activities in the Cooperative Development Area. SDG shall appoint one technically-qualified manager to act as SDG's representative for contacts and exchanges with VMT. SDG shall review each preliminary Work Plan submitted by VMT within thirty (30) days after receipt of such plan.

        4.3 At its discretion, SDG may disclose SDG Core Technology to VMT in furtherance of the purposes of this Agreement. VMT shall have the option to refuse to accept such SDG Core Technology.


*** Portions of this page have been omitted pursuant to request for Confidential Treatment and filed separately with the Commission.

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        4.4     Any VMT Core Technology disclosed to SDG pursuant to this
Agreement shall be used by SDG solely in the performance of its obligations under the Work Plan and under the Distribution Agreement.


                         ARTICLE V - CONFIDENTIAL INFORMATION

        5.1 "Confidential Information" as used in this Agreement shall mean all technical or business information disclosed by either party to the other pursuant to this Agreement that is in tangible form and identified in tangible form as being confidential and proprietary to the disclosing party or that is disclosed orally or by demonstration, identified at the time of disclosure as being confidential and proprietary to the disclosing party, and, within thirty
(30) days after such disclosure, is confirmed in a writing identified as confidential and proprietary. No information shall be regarded as Confidential Information if the receiving party can show by competent proof that such information:

                (a) was, at the time of disclosure, already known by the receiving party, as shown by written records in the possession of receiving party;

                (b) was at the time of disclosure, or subsequently became, through no fault of the receiving party known to the general public through publication or otherwise; or

                (c) was, subsequent to disclosure to the receiving party, lawfully and independently received by the receiving party from a third party who had the right to disclose it without restriction.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of receiving party merely because the Confidential Information is embraced by general disclosures in the public domain or in the possession of receiving party. In addition, any combination of Confidential Information shall not be considered in the public domain or in the possession of receiving party merely because individual elements thereof are in the public domain or in the possession of receiving party unless the combination and its principles are in the public domain or in the possession of receiving party.

        5.2 Either party, at its discretion, may disclose to the receiving party any Confidential Information that the disclosing party, in its reasonable judgment, believes is sufficient to enable the receiving party to perform under this Agreement.

        5.3     Each party agrees:

                (a) to treat as confidential and to preserve the confidentiality of all Confidential Information disclosed to it by the other party;

                (b) to use any and all Confidential Information solely in connection with performance under this Agreement and the Distribution Agreement and for no other purpose;

                (c) to make no disclosures of any Confidential Information to any party other than its officers and employees having a reasonable need to know; and

                (d) to maintain in confidence any information regarding the nature or scope of any transaction between the parties hereto, except to the extent such information must be disclosed pursuant to law, and then only after notifying the other party of such requirement.

Any obligation imposed by this paragraph 5.3 may be waived in writing by the disclosing party as to its particular Confidential Information and to a particular use or disclosure. Any such waiver shall have a one-time effect and shall not apply to any subsequent situation regardless of its similarity.

        5.4 All Confidential Information shall remain the property of the disclosing party and, upon request of the disclosing party, the receiving party shall promptly return to the disclosing party all Confidential Information, or any part or reproduction thereof.

        5.5 The obligations of the receiving party and each employee and officer of the receiving party under this Agreement with respect to Confidential Information shall expire five (5) years from the date of termination of this Agreement.

                                ARTICLE VI - WORK PLAN

        6.1 The parties shall work together in good faith to approve a Work Plan for 1998 by no later than May 15, 1998. With respect to each subsequent calendar year during the term of this Agreement, the parties shall work together in good faith to adopt a Work Plan by no later than December 15 of the prior calendar year. The Work Plan for any calendar year may be amended only by a written instrument executed by both parties specifically acknowledging such amendment.

                         ARTICLE VII - INTELLECTUAL PROPERTY

        7.1 Each party shall retain ownership of all patents, copyrights, trademarks, trade secrets, know-how and Confidential Information (collectively "IP") owned by it on the Effective Date of this Agreement.

        7.2 Any invention or original work made during the performance of the Work Plan or any other development work performed in the Cooperative Development Area during the term of this Agreement, regardless of the employment of the inventors or creators, that is derived solely from VMT Core Technology shall be owned solely by VMT (hereafter "VMT Invention"). All IP directed to a VMT Invention shall be owned by VMT. To the extent any officers, employees, contractors or agents (collectively, "Employees") of VMT were involved in making a VMT Invention, SDG shall cause such parties to assign their interest in such VMT Invention, and associated IP, to VMT.

        7.3 Any invention or original work made during performance of the Work Plan or any other development work performed in the Cooperative Development Area during the term of this Agreement, regardless of the employment of the inventors or creators, that is derived solely from SDG Core Technology shall be owned solely by SDG (hereafter "SDG Invention"). All IP directed to a SDG Invention shall be owned by SDG. To the extent VMT Employees were involved in making a SDG Invention, VMT shall cause such parties to assign their interest in such SDG Invention, and associated IP, to SDG.

        7.4 To the extent a VMT Invention developed during the term of this Agreement has any application in the SDG Field, SDG shall have the right of first refusal to exploit exclusively such VMT Invention in the SDG Field. VMT shall promptly disclose to SDG all such VMT Inventions and all products incorporating such VMT Inventions. SDG, within ninety (90) days after such disclosure, may elect in writing to add such products to the Distribution Agreement (with the approval of Sofamor Danek L.P.) for exclusive distribution by Sofamor Danek L.P. in the SDG Field; provided, however, that if SDG fails to add such products to the Distribution Agreement, VMT may make, have made, use, sell, offer for sale, distribute and import any products incorporating such VMT Inventions and without obligation to SDG, subject to SDG's rights to the SDG Core Technology and the SDG Inventions. If, within ninety (90) days after written request by SDG, VMT fails to agree to supply a specified product incorporating a VMT Invention under the Distribution Agreement, VMT shall grant to SDG an exclusive license under the VMT Invention, and any IP directed thereto, to make, have made, use, sell, offer for sale, distribute and import such specified product in the SDG Field, such license to be subject to payment by SDG to VMT of a reasonable royalty to be agreed upon by the parties.

        7.5 To the extent a SDG Invention developed during the term of this Agreement has any application in the VMT Field, VMT shall have the first right to exploit exclusively such SDG Invention in the VMT Field. SDG shall disclose to VMT promptly all SDG Inventions and all products incorporating such SDG Inventions. VMT, within ninety (90) days after such disclosure, may elect to license such products on an exclusive basis in the VMT Field, subject to the
negotiation of a definitive supply agreement between the parties.   If SDG and
VMT fail to reach mutual agreement upon the terms and conditions of a definitive supply agreement, SDG may not enter into an arrangement with a third party for the license or supply of the SDG Invention or any product incorporating the SDG Invention within the VMT Field if the terms and conditions thereof, in the aggregate, are more favorable to the third party than the terms and conditions proposed by SDG to VMT.

        7.6 In the event Employees of either VMT and/or SDG, in performance under this Agreement of the Work Plan, make an invention or original work that is not derived solely from VMT Core Technology or SDG Core Technology ("Joint Invention"), such Joint Invention shall be owned jointly by VMT and SDG. Each party agrees to make full disclosure to the other party of any such Joint Invention and any background information related thereto. The parties agree to cooperate with each other in obtaining and maintaining IP directed to such Joint Invention.

        7.7 VMT hereby grants to SDG an exclusive license under VMT's interest in any Joint Invention and IP directed thereto to fully exploit such Joint Invention in the SDG Field. SDG hereby grants to VMT an exclusive license under SDG's interest in any Joint Invention and IP directed thereto to fully exploit such Joint Invention in the VMT Field. Each party shall be free to exploit its interest in any Joint Invention, and any IP directed thereto, outside the VMT Field and the SDG Field, provided, however, that the party so exploiting the Joint Invention shall pay to the other party a reasonable royalty on all sales incorporating the Joint Invention, shall impose such a reasonable royalty on any licensee under a Joint Invention, and shall pay to the other
party     ***             of all revenue received from the licensing of the
Joint Invention. Each party agrees to give to the other a true copy of any license granted to a third party under a Joint Invention within thirty (30) days after June 30 and December 31 of each calendar year, an accounting of all sales and licensing revenue subject to this paragraph and payment of any amounts then due.

        7.8 VMT shall have the first right to enforce in the VMT Field, at its expense and for its recovery, any IP directed to a Joint Invention, and SDG shall cooperate, at VMT's expense, with such enforcement by VMT. SDG shall have the first right to enforce in the SDG Field, at its expense and for its recovery, any IP directed to a Joint Invention, and VMT shall cooperate, at SDG's expense, with such enforcement by SDG. Enforcement of a Joint Invention or IP directed thereto outside the VMT and SDG Fields shall be the result of mutual agreement by the parties.

        7.9 Each party agrees to execute and deliver all documents reasonably necessary to carry out the intentions of this Article VI.

                             ARTICLE VIII - FORCE MAJEURE

        8.1 "Force Majeure" shall mean any event or condition, not existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents, in whole or in material part, the performance by one of the parties of its obligations hereunder, such as act of God, act of government, war or related actions, civil insurrection, riot, sabotage, strike or other labor disturbance, epidemic, fire, flood, windstorm, and similar events.

        8.2 Upon giving notice to the other party, a party affected by an event of Force

*** Portions of this page have been omitted pursuant to request for Confidential Treatment and filed separately with the Commission.

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Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure.

        8.3 During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

                          ARTICLE IX - TERM AND TERMINATION

        9.1 This Agreement shall commence on the Effective Date and may be terminated by either party upon providing at least thirty (30) days written notice to the other upon the earlier of (i) the expiration or termination of the Distribution Agreement or (ii) upon the termination of Sofamor Danek L.P.'s rights to distribute VMT Products on an exclusive basis in the fields identified in the Distribution Agreement in accordance with paragraph 6.1(b) of the Distribution Agreement.

        9.2 The provisions of paragraph 5.5 and Article VII hereof shall survive the expiration or termination of this Agreement.

                              ARTICLE X - MISCELLANEOUS

        10.1 This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.

        10.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or permitted assigns of the parties hereto. The Agreement is personal to the parties and cannot be assigned by either party without the prior written consent of the other party, provided, however, that SDG may assign this Agreement and all rights and obligations to a Related Company of SDG or to any person who succeeds to substantially all of the assets and business of SDG to which this Agreement relates.

        10.3 This Agreement and the Exclusive Distribution Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and superseded all prior agreements whether written or oral relating thereto.

        10.4 This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

        10.5 All of the representations, warranties, and covenants made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof, shall survive such termination and continue thereafter in full force and effect.

        10.6 The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Agreement shall be in writing and signed by the parties hereto.

        10.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

        10.8 The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

        10.9 Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Except as specifically granted, nothing in this Agreement shall be construed as a grant by one party to the other of a license under any IP rights of the one party.

        10.10 All notices or other communications to a party required or permitted hereunder shall be deemed given if in writing and delivered personally or sent by telecopy (with confirmation of transmission) or certified mail (return receipt requested) to such party at the following addresses (or at such other addresses as shall be specified by like notice):

        if to SDG, to:

                Kenneth G. Hayes, Jr.
                President
                Surgical Navigation Technologies
                Sofamor Danek Group, Inc.
                1800 Pyramid Place,
                Memphis, TN 38132
                FAX (901) 344-1568


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        with a copy to:

                Vice President & General Counsel
                Sofamor Danek Group, Inc.
                1800 Pyramid Place
                Memphis, TN 38132
                FAX (901) 344-1576

        and if to VMT, to:

                Vista Medical Technologies, Inc.
                5451 Avenida Encinas, Suite A
                Carlsbad, CA 92008
                Attention: John Lyon
                FAX (760) 603-9170

        with a copy to:

                Brobeck Phleger & Harrison LLP
                550 West C Street, Suite 1300
                San Diego, CA 92101
                Attention: Craig Andrews
                FAX (619) 234-3848

SDG or VMT may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail) or on the next day following delivery to a reputable overnight carrier.

        10.11 In the event any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        10.12 Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or any exchange upon which such party's capital stock is listed or traded, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by SDG and VMT. The foregoing shall not restrict either party's communications with employees, customers or private investors.

        10.13 Each party agrees to execute and deliver without further consideration any further applications, licenses, assignments or other documents, and to perform such other awful acts as the other party may reasonably require to fully secure and/or evidence the rights or interests herein.

                  [Remainder of This Page Intentionally Left Blank]


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        IN WITNESS WHEREOF, each of the parties has caused this Sales Agreement to be executed in the manner appropriate to each, as of the date first above written.

                                        VISTA MEDICAL TECHNOLOGIES, INC.



                                        By:  /s/ John Lyon
                                           -----------------------------------
                                        Title: President and CEO
                                              --------------------------------
                                        Date:  January 6, 1998
                                             ---------------------------------


                                        SOFAMOR DANEK GROUP, INC.



                                        By:  /s/ Kenneth G. Hayes, Jr.
                                           -----------------------------------
                                        Title:
                                              --------------------------------
                                        Date:
                                             ---------------------------------


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